UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 5, 2009

First Reliance Bancshares, Inc.
(Exact name of registrant specified in its charter)
South Carolina	000-49757	80-0030931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 West Palmetto Street Florence, South Carolina		29501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(843) 656-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 6, 2009, as part of the capital purchase component of the U.S. Department of the Treasury’s (the “Treasury”) Troubled Asset Relief Program (“TARP”), First Reliance Bancshares, Inc. (the “Company”) entered into a Letter Agreement (“Letter Agreement”) and a Securities Purchase Agreement – Standard Terms attached thereto (“Securities Purchase Agreement”) with the Treasury, pursuant to which the Company agreed to issue and sell, and the Treasury agreed to purchase (i) 15,349 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share (“Series A Preferred Shares”), and (ii) a warrant (the “Warrant”) to purchase up to 767.00767 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, having a liquidation preference of $1,000 per share (“Series B Preferred Shares”), at an exercise price of $0.01 per share, for an aggregate purchase price of $15,349,000 in cash.  The Warrant was exercised by the Treasury on a net basis immediately following the closing of the transaction, resulting in the issuance of 767 Series B Preferred Shares.  The investment amount approved by the Treasury was increased from the previously announced $14.9 million due to an increase in the Company’s total risk-weighted assets from September 30, 2008 to December 31, 2008.

This transaction closed on March 6, 2009 (the “Closing Date”).  The issuance and sale of these securities was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

The Series A Preferred Shares will qualify as Tier 1 capital and pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter.  The Series B Preferred Shares will pay cumulative dividends at a rate of 9% per annum.  Dividends are payable on both the Series A Preferred Shares and the Series B Preferred Shares (collectively, the “Preferred Shares”) quarterly and are payable on February 15, May 15, August 15, and November 15 of each year.  Should the Company fail to pay a total of six dividend payments on the Preferred Shares, whether or not consecutive, the number of directors of the Company shall automatically be increased by two and the holders of the Preferred Shares will have the right to fill the newly created director positions at the Company’s annual or special meeting called for that purpose, until the Company has paid all such dividends that it had failed to pay.  The Preferred Shares have no maturity date and rank senior to the common stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.  The Preferred Shares are generally non-voting.

Pursuant to the American Recovery and Reinvestment Act of 2009 (the “ARRA”), which amended the Emergency Economic Stabilization Act of 2008 (“ESSA”), the Company may, subject to consultation with the Federal Reserve Bank of Richmond, redeem the Preferred Shares at any time for the aggregate liquidation amount plus any accrued and unpaid dividends without first raising additional capital in an equity offering.

The Securities Purchase Agreement, pursuant to which the Preferred Shares and the Warrant were sold, contains limitations on the payment of dividends on common stock, junior preferred shares, and on other preferred shares.  The ability to repurchase common stock, junior preferred shares, or other preferred shares is also restricted under the Securities Purchase Agreement.

The Securities Purchase Agreement also subjects the Company to certain of the executive compensation limitations included in the EESA, as amended by the ARRA.  As a condition to the closing of the transaction, each of Messrs. F.R. Saunders, Jr., Ken Cox, Jr., Craig S. Evans, Thomas C. Ewart, and Jeffrey A. Paolucci, the Company’s senior executive officers (as defined in the Securities Purchase Agreement) (the “Senior Executive Officers”), (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury or the Company for any changes to compensation or benefits arrangements that are required to comply with any regulations issued by the Treasury under the TARP capital purchase program and acknowledging that the regulations may require modification of the compensation, bonus, incentive, and other benefit plans, arrangements, and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period that the Treasury holds any securities of the Company acquired through the TARP capital purchase program; and (ii) entered into a senior executive officer agreement (“Senior Executive Officer Agreement”) with the Company amending the Benefit Plans with respect to such Senior Executive Officer as may be necessary, during the period that the Treasury owns any securities of the Company acquired through the TARP capital purchase program, to comply with Section 111(b) of the EESA.

The Treasury may unilaterally amend the Securities Purchase Agreement and all related documents to the extent required to comply with any changes in applicable federal statutes after the execution thereof.

Copies of the Letter Agreement (including the Securities Purchase Agreement), a side letter agreement with the Treasury pertaining to the ARRA, the form of Certificate for the Series A Preferred Stock, the form of Certificate for the Series B Preferred Stock, the Warrant, the Articles of Amendment to the Company’s Articles of Incorporation authorizing a class of preferred stock, the Articles of Amendment to the Company’s Articles of Incorporation establishing the terms of the Preferred Shares, the form of Waiver executed by the Senior Executive Officers, and the form of the Senior Executive Officer Agreement executed by the Senior Executive Officers are included as exhibits to this Form 8-K and are incorporated by reference into these Items 1.01, 3.02, 3.03, 5.02 and 5.03. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 27, 2009, the Company filed with the State of South Carolina Articles of Amendment to its Articles of Incorporation to authorize a class of ten million (10,000,000) shares of preferred stock, no par value.  The amendment to the Company’s Articles of Incorporation was approved by the shareholders of the Company at a shareholders’ meeting held on February 24, 2009, pursuant to a proxy statement filed by the Company on January 21, 2009.  A copy of the Articles of Amendment is included as an exhibit to this Form 8-K and is incorporated by reference into this Item 5.03.

On March 5, 2009, the Company filed with the State of South Carolina Articles of Amendment to its Articles of Incorporation establishing the terms of the Preferred Shares.  A copy of the Articles of Amendment is included as an exhibit to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits

(d)          Exhibits

The following exhibits are being filed herewith:

No.	Description

3.1	Articles of Amendment to the Articles of Incorporation authorizing a class of preferred stock

3.2	Articles of Amendment to the Articles of Incorporation establishing the terms of the Series A Preferred Stock and the Series B Preferred Stock

4.1	Form of Certificate for the Series A Preferred Stock

4.2	Form of Certificate for the Series B Preferred Stock

4.3	Warrant to Purchase up to 767.00767 shares of Series B Preferred Stock, dated March 6, 2009

10.1	Letter Agreement, dated March 6, 2009, including Securities Purchase Agreement – Standard Terms, incorporated by reference therein, between the Company and the United States Department of the Treasury

10.2	Side Letter Agreement, dated March 6, 2009

10.3	Form of Waiver

10.4	Form of Senior Executive Officer Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST RELIANCE BANCSHARES, INC.

/s/ Jeffrey A. Paolucci
Date: March 10, 2009	Jeffrey A. Paolucci
Chief Financial Officer

EXHIBIT INDEX

No.	Description

3.1	Articles of Amendment to the Articles of Incorporation authorizing a class of preferred stock

3.2	Articles of Amendment to the Articles of Incorporation establishing the terms of the Series A Preferred Stock and the Series B Preferred Stock

4.1	Form of Certificate for the Series A Preferred Stock

4.2	Form of Certificate for the Series B Preferred Stock

4.3	Warrant to Purchase up to 767.00767 shares of Series B Preferred Stock, dated March 6, 2009

10.1	Letter Agreement, dated March 6, 2009, including Securities Purchase Agreement – Standard Terms, incorporated by reference therein, between the Company and the United States Department of the Treasury

10.2	Side Letter Agreement, dated March 6, 2009

10.3	Form of Waiver

10.4	Form of Senior Executive Officer Agreement